                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report:    July 19, 2000
                          -------------


United Community Financial Corp.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

           Ohio                      0-24399                      34-1856319
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(State or other jurisdiction       (Commission                 (IRS Employer of
    incorporation         )        File Number)           Identification Number)


275 Federal Plaza West
Youngstown, Ohio                                                  44503-1203
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (330) 742-0500
                                                   -----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changes since last report.)





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                        UNITED COMMUNITY FINANCIAL CORP.
                             275 Federal Plaza West
                           Youngstown, Ohio 44503-1203

                              FOR IMMEDIATE RELEASE



                                                                Patrick A. Kelly
                                                         Chief Financial Officer
                                                        (330) 742-0500, Ext. 592


                   UNITED COMMUNITY FINANCIAL CORP. ANNOUNCES
                        EARNINGS FOR SECOND QUARTER 2000



YOUNGSTOWN, Ohio (July 19, 2000) - United Community Financial Corp., (Nasdaq:
UCFC) today announced its financial results for the second quarter of fiscal 2000. United Community, the holding company of The Home Savings and Loan Co. and Butler Wick Corp., also said it made progress during the quarter on several initiatives to achieve product and geographic expansion.

For the three month period ended June 30, 2000, United Community reported net income of $3.0 million, or $0.09 per diluted share, compared with $5.3 million, or $0.16 per diluted share, for the same three month period in the prior year. United Community's net interest income declined $2.6 million in the second quarter of 2000 when compared to the same period last year, primarily due to interest expense on other borrowed funds, in conjunction with a special $6 per share distribution declared in September 1999. Noninterest expense increased by $1.2 million, due largely to an increase in salaries and employee benefits.

Net income for the six months ended June 30, 2000 was $6.1 million, or $0.18 per diluted share, compared to $10.4 million, or $0.31 per diluted share, for the six months ended June 30, 1999. Net interest income decreased $5.1 million, or 17.7%, resulting from an increase in interest expense on other borrowed funds of $3.6 million, primarily in conjunction with the special distribution. Also contributing to the decrease in net interest income was an increase in interest expense on deposits of $1.4 million, due to an increase in deposits over this time period. Noninterest expense through the first six months of 2000 increased $3.5 million, of which $2.4 million was attributable to an increase in


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salaries and employee benefits, primarily due to the United Community
Recognition and Retention Plan and the Butler Wick Retention Plan.

The decrease in net interest income and the increase in noninterest expense were partially offset by a $1.6 million increase in noninterest income, primarily due to a $1.3 million increase in commissions earned at Butler Wick.

United Community's annualized return on average assets and return on average equity were 0.98% and 4.70%, respectively, for the first half of the year. The annualized return on average assets and return on average equity were 1.60% and 4.37%, respectively, for the six months ended June 30, 1999.

Total shareholders' equity increased $2.7 million, or 1.1%, to $259.6 million at June 30, 2000 from $256.9 million at December 31, 1999. The increase was primarily due to earnings for the six months, and was partially offset by quarterly dividend payments. Book value as of June 30, 2000 was $7.63 per share.

Total assets decreased $58.0 million, or 4.4%, from December 31, 1999 to June 30, 2000, primarily as a result of a decline in cash and cash equivalents of $87.2 million, or 78.2%, and a reduction in securities of $44.2 million, or 10.5%. United Community used these assets to reduce its other borrowed funds by $62.2 million and to fund increases in net loans of $58.3 million and margin accounts of $9.7 million.

 Deposits declined $4.1 million, or 0.5%, from December 31, 1999 to June 30, 2000 primarily due to a $7.2 million decrease in savings accounts which was partially offset by a $3.6 million increase in checking accounts.

 "We are satisfied with the results from the quarter, as well as with United Community's progress in implementing its strategic plan to increase its loan portfolio, said Douglas M. McKay, chairman and chief executive officer of United Community. We have seen positive response to the recent changes in our telebanking services and expect to begin offering online banking within the next several months. Product offerings, such as these, will help us meet the ever-changing needs of consumers."

McKay also pointed to several other significant developments in the quarter beginning with the appointment of David G. Lodge as President and Chief Operating Officer of Home Savings. Lodge brings 28 years of experience in the banking industry and has begun to implement organizational improvements to promote growth at Home Savings.

In accordance with its strategic plan, United Community has grown its loan portfolio by $58.3 million over the last six months. To help continue growth, Patrick Bevack has been appointed as the Senior Vice President of Home Savings Mortgage

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Department. Bevack, who brings over 23 years of experience in the financial services area, will be responsible for managing Home Savings' expanding mortgage banking operation. To expand its lending opportunities, Home Savings is in the process of establishing loan origination offices to service the Cleveland, Akron, Canton and Stow areas. Staff has been hired and offices leased for the new loan offices in Canton and Stow, with plans to open there in the near future. Home Savings is still looking for additional space in the Cleveland area, which will likely open in mid-September. Anthony Corrao, who brings over 25 years of banking experience, has been appointed Vice President and Manager of this market area.

Home Savings has also expanded its Consumer Lending and Retail Sales and Service Support departments to help achieve strategic goals. Steve Schulz has been named Vice President of Consumer Lending. With over 19 years of experience, Schulz will be responsible for managing, developing and delivering the consumer loan products and services. Karen DeAmicis, who has over 21 years of experience, has been named the Assistant Vice President of Retail Sales and Service Support. She will be responsible for enhancing Home Savings' retail operations.

Butler Wick has expanded its trust operations in Trumbull County by opening a new trust office in Howland, Ohio.


Home Savings and Butler Wick are wholly owned subsidiaries of United Community Financial Corp. Home Savings has 14 offices located throughout Mahoning, Columbiana and Trumbull counties in Northeastern Ohio. Butler Wick has 10 offices located throughout Northeastern Ohio and Western Pennsylvania. Additional information on United Community, Home Savings and Butler Wick may be found on United Community's web site: www.ucfcorp.com.

                                       ###


This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements regarding continued implementation of United Community's strategic plan are forward-looking in nature. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks include, among other factors, the acceptance of new products in the marketplace and the success of finding additional opportunities for product and geographic expansion. For a more complete list of risk factors, read the company's Form 10K filed with the Securities and Exchange Commission.


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                              UNITED COMMUNITY FINANCIAL CORP.

                                                                                         As of                       As of
                                                                                     June 30, 2000              December 31,1999
                                                                                     -------------              ----------------
                                                                                       (In thousands, except per share data)
SELECTED FINANCIAL CONDITION DATA:


ASSETS
     Cash and cash equivalents                                                             $    24,276                  $   111,445
     Mortgage-backed securities                                                                227,978                      251,638
     Investment securities                                                                     150,138                      170,652
     Federal Home Loan Bank stock                                                               13,287                       12,825
     Net loans receivable:
         Loans held for investment                                                             783,810                      725,632
         Loans held for sale                                                                     3,946                        3,860
         Allowance for loan losses                                                              (6,324)                      (6,405)
     Real estate owned                                                                             302                          158
     Other assets                                                                               72,156                       57,768
                                                                                 ----------------------      -----------------------
             Total assets                                                                  $ 1,269,569                  $ 1,327,573
                                                                                 ======================      =======================

LIABILITIES
     Deposits                                                                              $   830,019                  $   834,087
     Other borrowed funds                                                                      151,410                      213,578
     Other liabilities                                                                          28,582                       23,040
                                                                                 ----------------------      -----------------------
             Total liabilities                                                               1,010,011                    1,070,705

SHAREHOLDERS' EQUITY
         Preferred stock-no par value; 1,000,000 shares authorized and unissued
             at June 30, 2000                                                                        -                            -
         Common stock-no par value; 499,000,000 shares authorized;
             37,756,582 shares issued and outstanding at June 30, 2000                         136,616                      136,509
         Retained earnings                                                                     154,546                      153,553
         Other comprehensive loss                                                               (3,163)                      (3,003)
         Unearned compensation                                                                 (28,441)                     (30,191)
                                                                                 ----------------------      -----------------------
             Total shareholders' equity                                                        259,558                      256,868

                                                                                 ----------------------      -----------------------
             Total liabilities and shareholders' equity                                    $ 1,269,569                  $ 1,327,573
                                                                                 ======================      =======================

     Book value per share                                                                  $      7.63                  $      7.46
     Dividends paid per share                                                              $     0.075                  $     0.075

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
                                                   Three Months Ended          Three Months Ended           Three Months Ended
                                                        June 30,                    March 31,                    June 30,
                                                          2000                        2000                         1999
                                                  ---------------------       ----------------------       ----------------------
                                                                      (In thousands, except per share data)
SELECTED EARNINGS DATA (UNAUDITED):


     Interest income                                          $ 22,420                     $ 21,879                     $ 22,390
     Interest expense                                           10,371                       10,083                        7,764
                                                  ---------------------       ----------------------       ----------------------
     Net interest income                                        12,049                       11,796                       14,626

     Provision for loan losses                                       -                            -                           25
     Noninterest income:
         Commissions                                             4,238                        5,384                        4,224
         Service fees and other charges                          1,385                        1,255                        1,234
         Underwriting and investment banking                       192                           21                           92
         Net gains (losses)
             Securities                                           (158)                         381                           33
             Other                                                  (4)                           2                          (10)
         Other income                                              204                          212                          188
                                                  ---------------------       ----------------------       ----------------------
             Total noninterest income                            5,857                        7,255                        5,761

     Noninterest expense
         Salaries and employee benefits                          8,470                        9,628                        7,864
         Occupancy                                                 532                          456                          515
         Equipment and data processing                           1,446                        1,300                        1,308
         Other noninterest expense                               2,779                        3,057                        2,356
                                                  ---------------------       ----------------------       ----------------------
             Total noninterest expense                          13,227                       14,441                       12,043

     Income before taxes                                         4,679                        4,610                        8,319
     Income taxes                                                1,709                        1,508                        3,017
                                                  ---------------------       ----------------------       ----------------------
     Net income                                               $  2,970                     $  3,102                     $  5,302
                                                  =====================       ======================       ======================


     Basic earnings per share                                 $   0.09                     $   0.09                     $   0.16
     Diluted earnings per share                               $   0.09                     $   0.09                     $   0.16

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
                                                                  Six Months Ended            Six Months Ended
                                                                      June 30,                    June 30,
                                                                        2000                        1999
                                                               -----------------------      ----------------------
                                                                       (In thousands, except per share data)
SELECTED EARNINGS DATA:


     Interest income                                                         $ 44,299                    $ 44,434
     Interest expense                                                          20,454                      15,464
                                                               -----------------------      ----------------------
     Net interest income                                                       23,845                      28,970

     Provision for loan losses                                                      -                         100
     Noninterest income:
         Commissions                                                            9,622                       8,328
         Service fees and other charges                                         2,640                       2,310
         Underwriting and investment banking                                      214                         494
         Net gains (losses)
            Securities                                                            223                          22
            Other                                                                  (3)                         (9)
         Other income                                                             416                         365
                                                               -----------------------      ----------------------
            Total noninterest income                                           13,112                      11,510

     Noninterest expense
         Salaries and employee benefits                                        18,098                      15,693
         Occupancy                                                                988                         973
         Equipment and data processing                                          2,746                       2,557
         Other noninterest expense                                              5,836                       4,912
                                                               -----------------------      ----------------------
            Total noninterest expense                                          27,668                      24,135

     Income before taxes                                                        9,289                      16,245
     Income taxes                                                               3,217                       5,818
                                                               -----------------------      ----------------------
     Net income                                                              $  6,072                    $ 10,427
                                                               =======================      ======================


     Basic earnings per share                                                  $ 0.18                    $   0.31
     Diluted earnings per share                                                $ 0.18                    $   0.31

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
                                                                        Three Months Ended   Three Months Ended  Three Months Ended
                                                                             June 30,            March 31,            December 31,
                                                                               2000                2000                 1999
                                                                        ------------------ -------------------- ------------------
                                                                                           (Dollars in thousands)

AVERAGE DAILY BALANCE OF SELECTED FINANCIAL CONDITION DATA (UNAUDITED):


     Net loans held for investment (including allowance for loan losses          $ 746,430           $ 724,776          $ 712,985
         of $6,324, $6,390 and $6,405, respectively)
     Net loans held for sale                                                         4,142               3,979              3,526
     Mortgage-backed securities                                                    234,727             246,713            259,128
     Investment securities                                                         151,870             162,364            191,246
     Margin accounts                                                                42,881              36,295             31,771
     Other interest-earning assets                                                  19,107              23,203             78,452
     Total interest-earning assets                                               1,199,157           1,197,330          1,277,108
     Total assets                                                                1,240,837           1,236,916          1,324,143
     Certificates of deposit                                                       443,474             448,488            440,658
     Checking, demand and savings accounts                                         366,121             365,412            362,148
     Other interest bearing liabilities                                            131,566             127,320            160,962
     Total interest-bearing deposits                                               941,161             941,220            963,768
     Total noninterest-bearing liabilities                                          40,595              37,925            101,980
     Total liabilities                                                             981,756             979,145          1,065,748
     Shareholders' equity                                                          259,081             257,771            258,395
     Common shares outstanding for basic EPS calculation                        32,903,672          32,923,217         33,827,224
     Common shares outstanding for diluted EPS calculation                      33,442,391          33,437,697         34,367,314


SUPPLEMENTAL LOAN DATA:

     Loans originated                                                             $ 93,366            $ 45,642           $ 54,871
     Loans purchased                                                                 4,281                 322                  -
     Loan chargeoffs                                                                    70                  28                 29
     Recoveries on loans                                                                 5                  12                 13


                                                                             As of               As of              As of
                                                                         June 30, 2000      March 31, 2000       December 31, 1999
                                                                        ------------------ -------------------- ------------------
                                                                                           (Dollars in thousands)
SUPPLEMENTAL DATA:

     Nonaccrual loans                                                              $ 3,757             $ 3,952            $ 3,568
     Restructured loans                                                                214                 216                317
     Other real estate owned                                                           302                 204                158
     Total nonperforming assets                                                      4,273               4,372              4,043
     Loans serviced for others                                                       5,134               5,207              5,292
     Number of full time equivalent employees                                          547                 578                583
     Mortgage-backed securities available for sale                                 102,863             108,670            113,559
     Mortgage-backed securities held to maturity                                   125,115             131,657            138,079
     Investment securities trading                                                   5,161               6,590              7,657
     Investment securities available for sale                                      144,102             150,865            161,904
     Investment securities held to maturity                                            875               1,175              1,091
     Federal home loan bank stock                                                   13,287              13,048             12,825
     Fair value of held to maturity securities                                     122,843             129,465            137,091


REGULATORY CAPITAL DATA:

     Regulatory tangible capital                                                 $ 155,816           $ 153,021          $ 320,119
     Tangible capital ratio                                                          13.53               13.66              26.75
     Regulatory core capital                                                       155,816             153,021            320,119
     Core capital ratio                                                              13.53               13.66              26.75
     Regulatory total capital                                                      162,078             159,311            326,376
     Total risk adjusted assets                                                    679,300             645,164            647,426
     Total risk adjusted ratio                                                       23.86               24.69              50.41